Exhibit 10.38

ALLIANCE AGREEMENT

This alliance agreement (“Alliance Agreement”) is made and entered into as of February 9, 2006 (“Effective Date”), by and between TRX, Inc., a Georgia corporation (“TRX”) and E2E SerWiz Solutions Limited, a corporation formed under the laws of India (“SWS”).

WHEREAS, TRX, Inc. and its wholly owned subsidiary, TRX Fulfillment Services, LLC, entered into that certain Shared Services Agreement with SWS, effective as of November 1, 2005, which relates to certain services provided to [*] by TRX and SWS (the “Shared Services Agreement”).

WHEREAS, TRX and SWS enter into this agreement to memorialize an alliance agreement between TRX and SWS related to future business opportunities of the parties. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Shared Services Agreement.

NOW, THEREFORE, for and in consideration of the agreements set forth below, TRX and SWS agrees as follows:

1. TRX Referrals to SWS.

(a) During the Term (as defined below), so long as SWS has not breached the provisions of either the Shared Services Agreement or the SWS/[*] Agreement (which breach has not been cured in accordance with the terms of the applicable agreement), TRX and its subsidiaries and affiliates shall use their commercially reasonable efforts to encourage TRX’s present or prospective clients (the “TRX Referred Clients”) to utilize SWS for services that are the same as or substantially similar to the TRX/[*] Services. Further, if TRX solicits any entity, or if any entity approaches TRX, to provide services that are the same as or substantially similar to the TRX/[*] Services, then TRX shall [*] refer such entity to SWS, and for a period of [*] days thereafter, TRX shall not directly or indirectly assist or refer such entity to any other party. SWS shall not communicate information relating to TRX Referred Client, including, but not limited to, the identity of such TRX Referred Client or the fact that such TRX Referred Client was referred by TRX to SWS, to any of its affiliates; provided, however, SWS shall not be prevented from sharing any information about any TRX Referred Client to any of its affiliates which are subsidiaries.

(b) To the extent that SWS or any subsidiary thereof enters into an agreement to perform services or provide products for any TRX Referred Client (each a “TRX Referral Agreement”), SWS shall pay to TRX a referral fee (the “TRX Referral Fee”) for all TRX Referred Clients as follows:

(i) SWS shall pay to TRX a TRX Referral Fee equal to [*] of [*] received by SWS and its subsidiaries on account of services performed and products provided for such TRX Referred Client during the [*] of the TRX Referral Agreement;

(ii) SWS shall pay to TRX a TRX Referral Fee equal to [*] of [*] received by SWS and its subsidiaries on account of services performed and products provided for such TRX Referred Client during the [*] of the TRX Referral Agreement; and

[*] - Confidential Treatment Requested

(iii) SWS shall pay to TRX a TRX Referral Fee equal to [*] of [*] received by SWS and its subsidiaries on account of services performed and products provided for such TRX Referred Client during the [*] of the TRX Referral Agreement.

(c) Notwithstanding the provisions of Section l(b) above, (i) no TRX Referral Fee shall be due with respect to services performed and products provided by SWS and its subsidiaries for the [*] of [*]; and (ii) with respect to any TRX Referral Agreement with [*] for the [*], (A) no TRX Referral Fee shall be due with respect to services performed and products provided by SWS and its subsidiaries during the first [*] of the term of such TRX Referral Agreement, and (B) a TRX Referral Fee shall be due with respect to such services performed and products provided on or after the first [*] of the term of such TRX Referral Agreement, with the [*] period being treated as the [*] of such agreement for purposes of Section l(b), the [*] period being treated as the “[*]” of such agreement for purposes of Section l(b), and so forth through the [*] period of such agreement, which shall be treated as the “[*]” of such agreement for purposes of Section l(b).

(d) In addition to the TRX Referral Fee, for each of the [*] of each TRX Referral Agreement (including any TRX Referral Agreement with [*] for the [*]), SWS shall pay to TRX an additional referral fee (the “TRX Additional Fee”) equal to [*] of [*] received by SWS and its subsidiaries on account of services performed and products provided for such TRX Referred Client [*] by SWS and its subsidiaries. For purposes of clarification, in the calculation of the applicable fees due with respect to any TRX Referral Agreement, if, for example, the TRX Referral Agreement is in its [*] and [*] of the [*] are due to services provided by SWS [*], SWS would pay TRX the TRX Referral Fee (which would be equal to [*] of [*] received by SWS and its subsidiaries on account of all services performed and products provided for such TRX Referred Client during the [*] of the TRX Referral Agreement) plus the TRX Additional Fee (which would be equal to [*] of the [*]).

(e) No additional TRX Referral Fee or TRX Additional Fee shall be due with respect to services performed and products provided for any TRX Referred Client during the period after the [*] anniversary of the TRX Referral Agreement with such TRX Referred Client (or, in the case of a TRX Referral Agreement with [*] for the [*], the [*] anniversary).

(f) Any TRX Referral Fee and TRX Additional Fee due from SWS to TRX hereunder shall be payable [*] in arrears with respect to the preceding [*] of the applicable TRX Referral Agreement (or such shorter period as is remaining in the term of such TRX Referral Agreement). Payments shall be due within thirty (30) days after the end of the applicable [*] (or such shorter period as is remaining in the term of such TRX Referral Agreement).

[*] - Confidential Treatment Requested

(g) The TRX Referral Fee and TRX Additional Fee shall continue to be due and payable with respect to any extension or renewal term of any TRX Referral Agreement as well as with respect to new or additional agreements entered into between SWS and/or its subsidiaries and the TRX Referred Client. For purposes of clarification, in the calculation of the applicable TRX Referral Fee and TRX Additional Fee due with respect to any TRX Referral Agreement, extension or renewal periods and new or additional agreements shall be treated as having started on the first day of the initial term of the applicable TRX Referral Agreement.

(h) No TRX Referral Fee or TRX Additional Fee shall be due with respect to any TRX Referral Agreement with a stated term of less than [*] months; provided that if such TRX Referral Agreement is extended or renewed or SWS and/or its subsidiaries enters into any new or additional agreements with the applicable TRX Referred Client, then (i) any extension or renewal periods and/or the term of any such new or additional agreements shall be added to the initial period of such TRX Referral Agreement, and (ii) if the aggregate term is in excess of [*] months, the TRX Referral Fee and TRX Additional Fee shall be due with respect to the aggregate period of such TRX Referral Agreement retroactive to the commencement of the initial term thereof.

(i) For the avoidance of doubt, any agreement entered into by SWS or any subsidiary thereof with any TRX Referred Client within [*] of TRX’s or its affiliate’s (including subsidiary’s) referral of such TRX Referred Client to SWS, shall automatically be deemed a TRX Referral Agreement for all purposes hereunder.

2. SWS Referrals to TRX.

(a) During the Term, so long as TRX has not breached the provisions of the Shared Services Agreement (which breach has not been cured in accordance with the terms of the Shared Services Agreement), SWS and its subsidiaries shall use their commercially reasonable efforts to encourage SWS’ present or prospective clients (the “SWS Referred Clients”) to utilize TRX for products and services that are the same as and/or substantially similar to those provided or performed by TRX for other TRX customers as of the date of this Agreement, which includes any products or services described in the “Solutions” section of TRX’s website as described on Exhibit H to the Shared Services Agreement. Further, if SWS solicits any entity, or if any entity approaches SWS, to provide products or services that are the same as and/or substantially similar to those provided or performed by TRX for other TRX customers as of the date of this Agreement, then SWS shall exclusively refer such entity to TRX, and for a period of [*] days thereafter, SWS shall not directly or indirectly assist or refer such entity to any other party.

(b) To the extent that TRX or any affiliate (including subsidiary) thereof enters into an agreement to perform services for any SWS Referred Client (each an “SWS Referral Agreement”), TRX shall pay to SWS a referral fee (the “SWS Referral Fee”) as follows:

(i) TRX shall pay to SWS a SWS Referral Fee equal to [*] of [*] received by TRX or its affiliates/subsidiaries on account of services performed and products provided for such SWS Referred Client during the [*] of the SWS Referral Agreement;

[*] - Confidential Treatment Requested

(ii) TRX shall pay to SWS a SWS Referral Fee equal to [*] of [*] received by TRX or its affiliates/subsidiaries on account of services performed and products provided for such SWS Referred Client during the [*] of the SWS Referral Agreement; and

(iii) TRX shall pay to SWS a SWS Referral Fee equal to [*] of [*] received by TRX or its affiliates/subsidiaries on account of services performed and products provided for such SWS Referred Client during the [*] of the SWS Referral Agreement.

(c) No additional SWS Referral Fee shall be due with respect to services performed and products provided for such SWS Referred Client during the period after the [*] anniversary of the SWS Referral Agreement with such SWS Referred Client.

(d) Any SWS Referral Fee due from TRX to SWS hereunder shall be payable [*] in arrears with respect to the preceding [*] of the applicable SWS Referral Agreement (or such shorter period as is remaining in the term of such SWS Referral Agreement). Payments shall be due within thirty (30) days after the end of the applicable [*] period.

(e) The SWS Referral Fee shall continue to be due and payable with respect to any extension or renewal term of any SWS Referral Agreement as well as with respect to new or additional agreements entered into between TRX and/or its affiliates/subsidiaries and the SWS Referred Client. For purposes of clarification, in the calculation of the applicable SWS Referral Fee due with respect to any SWS Referral Agreement, extension or renewal periods and new or additional agreements shall be treated as having started on the first day of the initial term of the applicable SWS Referral Agreement.

(f) No SWS Referral Fee shall be due with respect to any SWS Referral Agreement with a stated term of less than [*] months; provided that if such SWS Referral Agreement is extended or renewed or TRX and/or its affiliates/subsidiaries enters into any new or additional agreements with the applicable SWS Referred Client, then (i) any extension or renewal periods and/or the term of any such new or additional agreements shall be added to the initial period of such SWS Referral Agreement, and (ii) if the aggregate term is in excess of [*] months, the SWS Referral Fee shall be due with respect to the aggregate period of such SWS Referral Agreement retroactive to the commencement of the initial term thereof.

(g) For the avoidance of doubt, any agreement entered into by TRX or any affiliate (including subsidiary) thereof with any SWS Referred Client within [*] of SWS’ or its subsidiary’s referral of such SWS Referred Client to TRX, shall automatically be deemed a SWS Referral Agreement for all purposes hereunder.

3. Review Rights. Each party (an “Auditing Party”) shall have full and unfettered right to audit the revenues received by the other party (the “Audited Party”) with respect to any TRX Referral Agreement or SWS Referral Agreement, as applicable, at the Auditing Party’s sole cost and expense, and the Audited Party shall cooperate with the Auditing Party in this regard, and upon receiving reasonable advance notice from the Auditing Party demanding an audit, the Audited Party shall permit the Auditing Party or its duly designated agent or auditor to audit the

[*] - Confidential Treatment Requested

applicable revenues received. Any dispute with respect to TRX Referral Fees, TRX Additional Fees or SWS Referral Fees due hereunder shall be resolved pursuant to the provisions of Section 11 of the Shared Services Agreement, which shall be deemed incorporated herein by this reference. The audited information shall be deemed confidential and the Auditing Party shall take reasonable measures to maintain the confidentiality of such information.

4. Term. The parties’ respective commitments under Sections 1(a) and 2(a) of this letter Agreement shall remain in effect until the date that is five years after the date hereof (the “Initial Term”) and shall continue for each additional 12-month period thereafter (each a “Renewal Term”), unless either party provides written notice to the other, at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, of its desire to terminate such commitments at the end of the Initial Term or Renewal Term, as applicable. (The Initial Term and any Renewal Terms are collectively referred to herein as the “Term”). For the avoidance of doubt, the rights and obligations of the parties with respect to TRX Referral Fees, TRX Additional Fees and SWS Referral Fees due on account of TRX Referral Agreements and SWS Referral Agreements, as applicable, entered into during the Term shall continue and remain in full force and effect after the end of the Term.

5. Binding Nature and Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this letter agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

6. Notices. Any notice given pursuant to this letter agreement shall be provided in the manner described in the Shared Services Agreement.

7. Headings. The Section headings used herein are for convenience only and shall not affect the interpretation hereof.

8. Severability. If any provision of this letter agreement is found to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9. Waiver. No delay or omission by either party to exercise any right or power under this letter agreement or pursuant to applicable law shall impair such right or power or be construed as a waiver thereof. A waiver by any party of any covenant or breach shall not be construed to be a waiver of any other covenant or succeeding breach.

10. Publicity. All media releases, public announcements and public disclosures by either party relating to this letter agreement, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements, shall be approved by the parties prior to such release.

11. Entire Agreement. This letter agreement and the Shared Services Agreement constitute the entire agreement between the parties regarding the subject matter hereof and supersede all prior agreements and understandings. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties.

12. Governing Law. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of law principle thereof.

13. Multiple Counterparts. This letter agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one document.

14. Third-Party Claims. This Agreement has been entered into for the sole benefit of TRX and SWS, and in no event shall any third-party beneficiaries be created thereby.

TRX, Inc		E2E SerWiz Solutions Limited

By:	/s/ Victor P. Pynn	By:	/s/ M. N. RAO
Name:	Victor P. Pynn	Name:	M. N. RAO
Title:	COO	Title:	CEO
Date:	Feb 9/06.	Date:	9th Feb. 06.